EXHIBIT 4.2

                      ARTICLES OF AMENDMENT

                     CHATEAU PROPERTIES, INC.


     FIRST:    Chateau   Properties,  Inc.,  a  Maryland  corporation  (the
"Corporation") hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     SECOND:   The charter of the Corporation is hereby amended as follows:


     Article VI is hereby deleted in its entirety and the following Article VI is inserted in its place.


                             ARTICLE VI

                     RESTRICTION ON TRANSFER,
               ACQUISITION AND REDEMPTION OF SHARES
               ------------------------------------

     Section 1. DEFINITIONS. For the purposes of this Article VI, the following terms shall have the following meanings:

          "BENEFICIAL OWNERSHIP" shall mean ownership of Common Stock or Preferred Stock by a Person who would be treated as an owner of such Equity Stock under Section 542(a)(2) of the Code, either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "BENEFICIAL OWNER," "BENEFICIALLY OWNS," "BENEFICIALLY OWN" and "BENEFICIALLY OWNED" shall have the correlative meanings.

          "BENEFICIARY" shall mean the beneficiary or beneficiaries of the Trust, as determined pursuant to Section 15 of this Article VI.

          "EQUITY STOCK" shall mean stock that is either Common Stock or Preferred Stock.

          "EXISTING HOLDER" shall mean (i) any Person who through the ownership of OP Units is the Beneficial Owner of Common Stock in excess of the Ownership Limit applicable to Common Stock both upon and immediately after the closing of the Initial Public Offering, so long as, but only so long as, such Person Beneficially Owns Common Stock in excess of the Ownership Limit applicable to Common Stock and (ii) any person to whom an Existing Holder Transfers, subject to the limitations provided in this
Article VI, Beneficial Ownership of Common Stock causing such transferee to Beneficially Own Common Stock in excess of the Ownership Limit applicable to Common Stock, provided, however, that no Person shall become an Existing Holder pursuant to this clause (ii) so long as the Existing Holder who Transfers Beneficial Ownership of Common Stock owns, directly or beneficially, any OP Units which are not convertible into shares of Common Stock immediately prior to such Transfer.

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          "EXISTING  HOLDER  LIMIT"  (i)  for any Existing Holder who is an
Existing Holder by virtue of clause (i) of  the  definition  thereof, shall
mean,   initially,   the   percentage   of  the  outstanding  Common  Stock
Beneficially Owned by such Existing Holder upon and immediately after the date of the closing of the Initial Public Offering, and, after any adjustment pursuant to Section 9 of this Article VI, shall mean such percentage of the outstanding Common Stock as so adjusted; and (ii) for any Existing Holder who becomes an Existing Holder by virtue of a Transfer described in clause (ii) of the definition thereof, shall mean, initially, the percentage of the outstanding Common Stock Beneficially Owned by such Existing Holder at the time that such Existing Holder becomes an Existing Holder, but in no event shall such percentage be greater than the Existing Holder Limit, immediately prior to such Transfer, for the Existing Holder who Transfers Beneficial Ownership of the Common Stock (but after reducing such Existing Holder Limit by the additional percentage of Common Stock Beneficially Owned by any other Person as a result of such Transfer) or, in the case of more than one transferor, in no event shall such percentage be greater than the smallest Existing Holder Limit of any transferring Existing Holder, and, after any adjustment pursuant to Section 9 of this
Article VI, shall mean such percentage of the outstanding Common Stock as so adjusted. From the date of the Initial Public Offering and prior to the Restriction Termination Date, the Secretary of the Corporation shall maintain and, upon request, make available to each Existing Holder, a schedule which sets forth the then current Existing Holder Limits for each Existing Holder.

          "INITIAL PUBLIC OFFERING" means the sale of shares of Common Stock pursuant to the Corporation's first effective registration statement for such Common Stock filed under the Securities Act of 1933, as amended.

          "MARKET PRICE" shall mean the last reported sales price reported on the New York Stock Exchange of Common Stock or Preferred Stock, as the case may be, on the trading day immediately preceding the relevant date, or if not then traded on the New York Stock Exchange, the last reported sales price of the Common Stock or Preferred Stock, as the case may be, on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Common Stock or Preferred Stock, as the case may be, may be traded, or if not then traded over an exchange or quotation system, then the market price of the Common Stock or Preferred Stock, as the case may be, on the relevant date as determined in good faith by the Board of Directors of the Corporation.

          "OP UNITS" shall mean units of limited partnership of CP Limited Partnership, a Maryland limited partnership.

          "OWNERSHIP LIMIT" shall initially mean, in the case of Common Stock, seven (7.0%) percent in number of shares or value, of the outstanding Common Stock or in the case of Preferred Stock, seven (7.0%) percent (or such greater percentage as may be determined by the Board of Directors) in number of shares or value of the outstanding Preferred Stock, and after any adjustment as set forth in Section 10 of this Article VI, shall mean such greater percentage of the outstanding Common Stock or Preferred Stock as so adjusted. The number and value of shares of the outstanding Common Stock or Preferred Stock of the Corporation shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

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          "PERSON"  shall  mean  an  individual, corporation,  partnership, estate, trust (including a trust qualified under Section 401(a) which is described in Section 856(h)(3)(A)(ii) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity; but does not include an underwriter which participated in a public offering of the Common Stock and/or Preferred Stock for a period of 25 days following the purchase by such underwriter of the Common Stock and/or Preferred Stock.

          "PURPORTED BENEFICIAL TRANSFEREE" shall mean, with respect to any purported Transfer which results in Excess Stock (as defined below in Section 3 of this Article VI), the purported beneficial transferee for whom the Purported Record Transferee would have acquired shares of Equity Stock, if such Transfer had been valid under Section 2 of this Article VI.

          "PURPORTED RECORD TRANSFEREE" shall mean, with respect to any purported Transfer which results in Excess Stock, the record holder of the Equity Stock if such Transfer had been valid under Section 2 of this
Article VI.

          "RESTRICTION TERMINATION DATE" shall mean the first day after the date of the Initial Public Offering on which the Board of Directors of the Corporation determined that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

          "TRANSFER" shall mean any sale, transfer, gift, assignment, devise or other disposition of Equity Stock (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Equity Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Equity Stock, but excluding the exchange of OP Units for Equity Stock), whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise. The terms "Transfers" and "Transferred" shall have the correlative meanings.

          "TRUST" shall mean the trust created pursuant to Section 15 of this Article VI.

          "TRUSTEE" shall mean the Person or Persons serving as Trustee or Co-Trustees of the Trust pursuant to Section 15 of this Article VI.

     Section 2. OWNERSHIP LIMITATION. Subject to the provisions of Section 21 of this Article VI:

          (i) Except as provided in Section 12 of this Article VI, from the date of the Initial Public Offering and prior to the Restriction Termination Date, no Person (other than an Existing Holder with respect to Common Stock) shall Beneficially Own shares of Common Stock or Preferred Stock in excess of the applicable Ownership Limit and no Existing Holder shall Beneficially Own shares of Common Stock in excess of the Existing Holder Limit for such Existing Holder.

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          (ii) Except as provided in  Sections 9 and 12 of this Article VI, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Person (other than an Existing Holder with respect to Common Stock) Beneficially Owning Common Stock or Preferred Stock in excess of the applicable Ownership Limit shall be void AB INITIO as to the Transfer of such shares of Common Stock or Preferred Stock which would be otherwise Beneficially Owned by such Person in excess of the applicable Ownership Limit; and the intended transferee shall acquire no rights in such shares of Common Stock or Preferred Stock.

          (iii) Except as provided in Sections 9 and 12 of this Article VI, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Existing Holder Beneficially Owning Common Stock in excess of the Existing Holder Limit for such Existing Holder shall be void AB INITIO as to the
Transfer of such shares of Common Stock which would be otherwise Beneficially Owned by such Existing Holder in excess of the Existing Holder Limit for such Existing Holder; and such Existing Holder shall acquire no rights in such shares of Common Stock.

          (iv) Except as provided in Section 12 of this Article VI, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in the Common Stock and/or Preferred Stock being Beneficially Owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void AB INITIO as to the Transfer of such shares of Common Stock and/or Preferred Stock which would be otherwise Beneficially Owned by the transferee; and the intended transferee shall acquire no rights in such shares of Common Stock and/or Preferred Stock.

          (v) From the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in the Corporation being "closely held" within the meaning of
Section 856(h) of the Code shall be void AB INITIO as to the Transfer of the shares of Common Stock and/or Preferred Stock which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such shares of Common Stock and/or Preferred Stock.

     Section 3. EXCESS STOCK. (i) If, notwithstanding the other provisions contained in this Article VI, at any time after the date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Corporation (except for a change resulting from the exchange of OP Units for Equity Stock) such that any Person would Beneficially Own Common Stock or Preferred Stock in excess of the applicable Ownership Limit or Existing Holder Limit, then, except as otherwise provided in Sections 9 and 12, such shares of Common Stock or Preferred Stock in excess of such Ownership Limit or Existing Holder Limit (rounded up to the nearest whole share) shall constitute "Excess Stock" and be treated as provided in this Article VI, but such treatment shall not affect any transaction effected on the New York Stock Exchange, as provided by Section 21 of this Article VI. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure (except for a change resulting from the exchange of OP Units for Equity Stock).

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          (ii) If, notwithstanding the other provisions contained  in  this
Article VI, at any time after the date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Corporation (except for a change resulting from the exchange of OP Units for Equity Stock) which, if effective, would cause the corporation to become "closely held" within the meaning of Section 856(h) of the Code, then the shares of Common Stock or Preferred Stock being Transferred which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code (rounded up to the nearest whole share) shall constitute Excess Stock and be treated as
provided  in  this  Article  VI.   Such  designation and treatment shall be
effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure (except for a change resulting from the exchange of OP Units for Equity Stock).

     Section 4. PREVENTION OF TRANSFER. If the Board of Directors or its designee shall at any time determine in good faith that a Transfer has taken place in violation of Section 2 of this Article VI or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution) or Beneficial Ownership of any shares of stock of the Corporation in violation of Section 2 of this Article VI, the Board of Directors or its designee shall, subject to the provisions of Section 21 of this Article VI, take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of subparagraphs (ii), (iii) and (v) of Section 2 of this Article VI shall automatically result in the designation and treatment described in
Section 3, irrespective of any action (or non-action) by the Board of Directors.

     Section 5. NOTICE TO CORPORATION. Any Person who acquires or attempts to acquire shares in violation of Section 2 of this Article VI, or any Person who is a transferee such that Excess Stock results under Section 3 of this Article VI, shall immediately give written notice or, in the event of a proposed or attempted Transfer, give at least 15 days' prior written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Corporation's status as a REIT.

     Section 6. INFORMATION FOR CORPORATION. From the date of the Initial Public Offering and prior to the Restriction Termination Date:

          (i) Every Beneficial Owner of more than five (5.0%) percent (or such other percentage, between 1/2 of 1% and 5%, as provided in the income tax regulations promulgated under the Code) of the number or value of outstanding shares of Common Stock or Preferred Stock of the Corporation shall, within 30 days after January 1 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner, the number of shares Beneficially Owned and a description of how such shares are held. Each such Beneficial Owner shall provide to the Corporation such additional information as the Corporation may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT.

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          (ii) Each  Person  who  is  a Beneficial Owner of Common Stock or
Preferred Stock and each Person (including the stockholder of record) who is holding Common Stock or Preferred Stock for a Beneficial Owner shall provide to the Corporation such information that the Corporation may reasonably request in order to determine the Corporation's status as a
REIT,  to  comply  with  the  requirements   of  any  taxing  authority  or
governmental agency or to determine any such compliance.

     Section 7. OTHER ACTION BY BOARD. Nothing contained in this Article VI shall, subject to the provisions of Section 21 of this Article VI, limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT.

     Section 8. AMBIGUITIES. In the case of an ambiguity in the application of any of the provisions of this Article VI, including any definition contained in Section 1, the Board of Directors shall have the power, subject to the provisions of Section 21 of this Article VI, to conclusively determine the application of the provisions of this Article VI with respect to any situation based on the facts known to it.

     Section 9. MODIFICATION OF EXISTING HOLDER LIMITS. The Existing Holder Limits may, subject to the provisions of Section 21 of this Article VI, be modified as follows:

          (i)  Subject to the limitations provided in Section  11  of  this
Article VI, the Board of Directors of the Corporation may grant stock options which result in Beneficial Ownership of Common Stock by an Existing Holder pursuant to a stock option plan approved by the Board of Directors and/or the stockholders of the Corporation. Any such grant shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Section 11 to permit the Beneficial Ownership of the shares of Common Stock issuable upon the exercise of such stock option.

          (ii) The Existing Holder Limit for any Existing Holder shall be reduced after any Transfer permitted in this Article VI by such Existing Holder by the percentage of the outstanding Common Stock the Beneficial Ownership of which is so Transferred or after the lapse (without exercise) of a stock option described in Section 9(i) of this Article VI by the percentage of the Common Stock that the stock option, if exercised, would have represented, but in either case no Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit, and provided that the Existing Holder Limit for any Existing Holder shall not be reduced under this Section 9 as a result of a Transfer to the extent that any OP Units owned by such Existing Holder, directly or beneficially, which are not convertible into shares of Common Stock immediately prior to such Transfer become convertible into Common Stock as a result of such Transfer.

     Section 10. INCREASE IN OWNERSHIP LIMIT. Subject to the limitations provided in Sections 11 and 21 of this Article VI, the Board of Directors may from time to time increase the Ownership Limit.

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     Section 11. LIMITATIONS  ON  CHANGES  IN EXISTING HOLDER AND OWNERSHIP
LIMITS.

          (i) Neither the Ownership Limit nor any Existing Holder Limit may be increased (nor may any additional Existing Holder Limit be created) if, after giving effect to such increase (or creation), five Beneficial Owners of Common Stock and/or Preferred Stock (including all of the then Existing Holders) could Beneficially Own, in the aggregate, more than forty-nine (49.0%) percent in number or value of the outstanding shares of Common Stock or Preferred Stock.

          (ii) Prior to the modification of any Existing Holder Limit or Ownership Limit pursuant to Sections 9 or 10 of this Article VI, the Board of Directors of the Corporation may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT.

          (iii) No Existing Holder Limit shall be reduced to a percentage which is less than the applicable Ownership Limit.

          (iv) The applicable Ownership Limit cannot be increased to a percentage in excess of nine and eight tenths (9.8%) percent.

     Section 12. EXEMPTIONS BY BOARD. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service satisfactory to the Board of Directors and upon at least 15 days' written notice from a Transferee prior to the proposed Transfer which, if consummated, would result in the intended Transferee owning shares in excess of the applicable Ownership Limit or Existing Holder Limit, as the case may be, and upon such other conditions as the Board of Directors may direct, may, subject to the provisions contained in Section 21 of this Article VI, exempt a Person from the Ownership Limit or the Existing Holder Limit, as the case may be.

     Section 13. LEGEND.   Each  certificate for shares of Common Stock and
for shares of Preferred Stock shall bear substantially the following legend:

          The securities represented by this certificate are subject to restrictions on Transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the charter of the Corporation, no Person may Beneficially Own shares of Common Stock and/or Preferred Stock in excess of seven (7.0%) percent (or such greater percentage as may be determined by the Board of Directors of the Corporation) of the number or value of the outstanding shares of any class of Equity Stock of the Corporation (unless such Person is an Existing Holder). Any Person who attempts or proposes to Beneficially Own shares of Common Stock and/or Preferred Stock in excess of the above limitations must notify the Corporation in writing at least 15 days prior to such proposed or attempted Transfer. All

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          capitalized  terms  in this legend  have  the  meanings
          defined in the charter of the Corporation, a copy of which, including the restrictions on Transfer, will be
          sent  without  charge  to  each  stockholder   who   so
          requests. If a person attempts to acquire Equity Stock in violation of the restrictions on Transfer, the Transfer will be void and the intended transferee will acquire no rights in the stock.

     Section 14. SEVERABILITY. If any provision of this Article VI or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

     Section 15. TRUST FOR EXCESS STOCK. Upon any purported Transfer that results in Excess Stock pursuant to Section 3 of this Article VI, such Excess Stock shall be deemed to have been Transferred to such person or persons (who are unaffiliated with the Corporation and the Purported Beneficial Transferee), as designated from time to time by the Corporation, who shall serve as Trustee or Co-Trustees, as the case may be, of a Trust for the exclusive benefit of one or more organizations described in Sections 170(b)(1)(A) and 170(c) of the Code, as Beneficiary of such Trust. Such beneficiary or beneficiaries, and their respective interests in the Trust, may be designated from time to time by the Corporation. The initial Beneficiary of the Trust shall be the United Foundation. Shares of Excess Stock so held in trust shall be issued and outstanding stock of the Corporation. The Purported Record Transferee shall have no rights in such Excess Stock and the Purported Beneficial Transferee shall have no rights in such Excess Stock except as provided in Section 19 of this Article VI.

     Section 16. DIVIDENDS WITH RESPECT TO EXCESS STOCK. Any dividend or distribution paid with respect to Excess Stock shall be paid to the Trustee. Any dividend or distribution paid with respect to Excess Stock prior to the discovery by the Corporation that shares of Common Stock and/or Preferred Stock have been Transferred so as to be deemed Excess Stock shall be repaid to the Corporation by the Purported Beneficial Transferee. Any dividend or distribution declared but unpaid as of the Corporation's discovery that shares of Common Stock and/or Preferred Stock have been Transferred so as to be deemed Excess Stock shall be rescinded as void AB INITIO with respect to the Purported Beneficial Transferee and the Purported Record Transferee. Any dividends so disgorged or rescinded shall be paid to the Trustee. The Trustee shall distribute to the Beneficiary of the Trust any such dividends or distributions received with respect to Excess Stock.

     Section 17. LIQUIDATION DISTRIBUTIONS FOR EXCESS STOCK. Subject to the preferential rights of the Preferred Stock, if any, as may be determined by the Board of Directors of the Corporation, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any other distribution of all or substantially all of the assets of the Corporation, each holder of shares of Excess Stock shall be entitled to receive, in the case of Excess Stock constituting Preferred Stock, ratably with each other holder of Preferred Stock and Excess Stock constituting Preferred Stock and, in the case of Excess Stock constituting Common Stock,
ratably,  with  each  other  holder   of   Common  Stock  and  Excess  Stock

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constituting Common Stock, that portion of  the  assets  of the Corporation available for distribution to its stockholders as the number of shares of the Excess Stock held by such holder bears to the total number of shares of
(i) Preferred Stock and Excess Stock then outstanding in the case of Excess Stock constituting Preferred Stock and (ii) Common Stock and Excess Stock then outstanding in the case of Excess Stock constituting Common Stock. The Trustee, as holder of the Excess Stock in trust, shall distribute, any such assets received in respect of the Excess Stock in any liquidation, dissolution or winding up of, or any distribution of the assets of the Corporation to the Purported Beneficial Transferee and the Beneficiary. The Purported Beneficial Transferee shall receive the lesser of (i) the price per share which such Purported Beneficial Transferee paid for the Common Stock or Preferred Stock, as the case may be, in the purported Transfer that resulted in the Excess Stock or, if the Purported Beneficial Transferee did not give value for such Excess Stock (through a gift, devise or other transaction), a price per share equal to the Market Price for the shares of the Excess Stock on the date of the purported Transfer that resulted in the Excess Stock, and (ii) the amount per share received by the Trustee in respect of the Excess Stock in such liquidation, dissolution or winding up of, or other distribution of the assets of the Corporation. Any proceeds in excess of the amount payable to the Purported Beneficial Transferee shall be payable to the Beneficiary.

     Section 18. VOTING RIGHTS FOR EXCESS STOCK. A Purported Beneficial Transferee of Excess Stock shall be deemed to have given the Trustee an irrevocable proxy to vote the shares of Excess Stock. Any vote made by a Purported Beneficial Transferee with respect to Excess Stock prior to the discovery by the Corporation that shares of Common Stock and/or Preferred Stock have been Transferred so as to be deemed Excess Stock shall be rescinded as void AB INITIO.

     Section 19. TRANSFERABILITY OF EXCESS STOCK. The Trustee may Transfer shares of Excess Stock held by the Trust, if the shares of Excess Stock held in the Trust would not be Excess Stock in the hands of the transferee. If such a Transfer is made, the proceeds of the sale shall be payable to the Purported Beneficial Transferee and the Beneficiary. The Purported Beneficial Transferee shall receive the lesser of (i) the price per share which such Purported Beneficial Transferee paid for the Common Stock or Preferred Stock, as the case may be, in the purported Transfer that resulted in the Excess Stock, or, if the Purported Beneficial Transferee did not give value for such Excess Stock (through a gift, devise or other transaction), a price per share equal to the Market Price for the shares of the Excess Stock on the date of the purported Transfer that resulted in the Excess Stock, and (ii) the price per share received by the Trustee from the sale or other disposition of the shares of Excess Stock held by the Trust. Any proceeds in excess of the amount payable to the Purported Beneficial Transferee shall be payable to the Beneficiary. Prior to any Transfer of any of the shares of Excess Stock held by the Trust, the Trustee of the Trust must give advance notice to the Corporation of the intended Transfer and the Corporation must have waived in writing its purchase rights under
Section 20 of this Article VI.

          If any of the foregoing restrictions on Transfer of Excess Stock are determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Record Transferee may be deemed, at the option of the Company, to have acted as an agent of the Company in

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acquiring such Excess Stock and to hold  such Excess Stock on behalf of the
Company.

     Section 20. CALL BY CORPORATION ON EXCESS STOCK. Shares of Excess Stock shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Excess Stock (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and
(ii) the Market Price of the Common Stock or Preferred Stock to which such Excess Stock relates on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Transfer which resulted in such Excess Stock and (ii) the date the Board of Directors determines in good faith that a Transfer resulting in Excess Stock has occurred, if the Corporation does not receive a notice of such Transfer pursuant to Section 5 of this Article VI but in no event later than a permitted Transfer pursuant to and in compliance with the terms of
Section 19 of this Article VI.

     Section 21. TRANSACTIONS EFFECTED ON THE NEW YORK STOCK EXCHANGE. Notwithstanding the provisions of this Article VI, none of the restrictions contained in this Article VI shall have the effect of permitting any person to break or cancel any transaction in any shares of any class of the Corporation's capital stock effected by or through the facilities of the New York Stock Exchange.

     THIRD:    This amendment to the Charter of  the  Corporation  has been advised and approved by the Board of Directors and approved by the stockholders of the Corporation as required by law.

     FOURTH: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

     On this 12TH day of July, 1995, we the undersigned President and Secretary of the Corporation, swear under penalties of perjury that the foregoing is a corporate act.

/s/ Pamela Davis                   /s/ C.G. Kellogg
-------------------------          -------------------------
Pamela Davis, Secretary            C.G. Kellogg, President

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